Exhibit 99.1

Cycurion Shines as Diamond Affiliate Partner at NACCHO Annual Conference, Showcasing High-Margin Cyber Shield Solution to Address Public Health Cybersecurity Challenges

MCLEAN, Va., July 23, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion”), a leader in innovative, high-margin cybersecurity solutions, attended the National Association of County and City Health Officials (NACCHO) Annual Conference (NACCHO360), the leading public health conference in the United States. The conference, attended by over 3,000 representatives from city and county public health organizations, the Centers for Disease Control and Prevention (CDC), and other leading public health entities, focused on improving healthcare and accessibility through emerging technologies.

Introducing NACCHO Cyber Shield Powered by Cycurion

Cycurion unveiled its Cyber Shield solution, a high-margin offering designed to provide advanced cybersecurity protection, business continuity, and disaster recovery planning. In collaboration with NACCHO, Cycurion is developing a nationwide rollout plan for NACCHO Cyber Shield powered by Cycurion, a comprehensive cybersecurity solution designed to help NACCHO members become more resilient to cyberattacks. This partnership is part of Cycurion’s overall strategy to work with associations, many of which remain underserved in cyber protection. The initiative includes educational components, such as quarterly webinars, to help members understand, implement, and maximize the value of Cyber Shield. NACCHO has selected Cycurion as a trusted partner to deliver these critical services, supporting a more resilient public health infrastructure.

Significant Market Impact and High-Margin Revenue Projections

The conference provided Cycurion with unprecedented national exposure, generating over 250 leads for its Cyber Shield services. It also reinforced the strong partnership Cycurion and NACCHO have formed, creating strong value for both organizations. Together, Cycurion and NACCHO leadership provided compelling revenue growth projections through extensive member research and data analysis, yielding strong anticipated adoption of the NACCHO Cyber Shield services through Cycurion’s Cyber Shield Volume Pricing Program. Cycurion and NACCHO anticipate sales from Cyber Shield services over the next three years to reach:

●	Year 1: $1,809,000
●	Year 2: $4,338,000
●	Year 3: $13,896,000

As a Diamond Affiliate Partner, Cycurion played a central role throughout the conference and was prominently featured across key moments, with NACCHO President Lori Tremmel Freeman spotlighting the partnership during the opening ceremony. Cycurion’s engagement included an executive board presentation, an exclusive VIP event, a cybersecurity panel discussion, and a prominent branded presence on the exhibit floor, solidifying its position as a trusted leader in public health cybersecurity.

A Commitment to Public Health Security

“Cycurion is proud to partner with NACCHO to deliver innovative, high-margin cybersecurity solutions that protect public health organizations from evolving threats,” said Michael Phillips, VP of Enterprise Solutions at Cycurion. “Our Cyber Shield solution, combined with our AI-driven technology and strategic collaboration with NACCHO, positions us to make a transformative impact on public health cybersecurity nationwide.”

Keynote Session on Emerging Cybersecurity Threats

Cycurion delivered a well-attended keynote session addressing the growing cybersecurity threats facing public health organizations. The panel, featuring Michael Phillips (VP of Enterprise Solutions, Cycurion), W. Eric Singleton (VP of Operations, Security, Cycurion), George Powell (Director of Enterprise Resiliency, Cycurion), and Chris Kiley (Account Executive, AgileBlue), highlighted urgent cybersecurity challenges, noting that nearly 50% of attendees reported a cyber incident in the past two years and that many organizations face a severe shortage of cybersecurity expertise.

For more information about Cycurion and its Cyber Shield solution, visit www.cycurion.com.

About Cycurion

Cycurion (Nasdaq: CYCU) is a leading provider of cybersecurity solutions, delivering cutting-edge technologies to protect organizations from emerging threats. With a focus on innovation and resilience, Cycurion empowers businesses and public sector entities to safeguard their operations and data.

About NACCHO

The National Association of County and City Health Officials (NACCHO) represents the nation’s nearly 3,000 local health departments, advocating for policies and programs that improve public health and safety.

Forward-Looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business. Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue,” “expect,” “intend,” “will,” “hope,” “should,” “would,” “may,” “potential,” and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release, and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance, and investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com